UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

Clearway Energy, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CWEN.A	New York Stock Exchange
Class C Common Stock, par value $0.01	CWEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Clearway Energy, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 25, 2024. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.

(a) Proposal 1 – Election of eleven directors

Name	Votes For	Votes Against	Broker Non-Votes
Jonathan Bram	62,149,967	6,684,831	3,242,236
Nathaniel Anschuetz	63,127,063	5,707,735	3,242,236
Emmanuel Barrois	62,687,562	6,147,236	3,242,236
Brian R. Ford	57,463,746	11,371,052	3,242,236
Guillaume Hédiard	63,132,210	5,702,588	3,242,236
Jennifer Lowry	58,057,538	10,777,254	3,242,236
Bruce MacLennan	62,986,869	5,847,929	3,242,236
Daniel B. More	53,739,825	15,094,973	3,242,236
E. Stanley O’Neal	68,110,498	724,300	3,242,236
Christopher S. Sotos	64,147,729	4,687,069	3,242,236
Vincent Stoquart	60,638,190	8,196,608	3,242,236

With respect to the foregoing Proposal 1, all eleven directors were elected and each received a plurality of the votes cast at the Annual Meeting.

(b) Proposal 2 – Advisory vote on the Company’s executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,622,433	1,046,432	165,933	3,242,236

The foregoing Proposal 2 was approved.

(c) Proposal 3 – Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2024 fiscal year

Votes For	Votes Against	Abstentions
71,812,743	191,864	72,427

The foregoing Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy, Inc.

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
Executive Vice President,
General Counsel and Corporate Secretary

Date: June 27, 2024